UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2013

CABLEVISION SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

No. 1-14764	No. 11-3415180
(Commission File Number)	(IRS Employer Identification No.)

CSC HOLDINGS, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

No. 1-9046	No. 27-0726696
(Commission File Number)	(IRS Employer Identification No.)

1111 Stewart Avenue Bethpage, New York	11714
(Address of Principal Executive Offices)	(Zip Code)

(516) 803-2300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2013, CSC Holdings, LLC (“CSC Holdings”), a wholly owned subsidiary of Cablevision Systems Corporation (“Cablevision”), entered into a Purchase Agreement (the “Purchase Agreement”) with Charter Communications Operating, LLC (“Charter”), a wholly owned subsidiary of Charter Communications, Inc., which has guaranteed the payment obligations of Charter under the Purchase Agreement pursuant to a separate parent guarantee, pursuant to which Charter has agreed to acquire Bresnan Broadband Holdings, LLC (“Bresnan Cable”) and its subsidiaries (collectively, “Bresnan”), on the terms and subject to the conditions set forth in the Purchase Agreement, as briefly described below. BBHI Holdings, LLC (“BBHI”), a wholly owned subsidiary of CSC Holdings, is also a third party beneficiary of the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. Using Cablevision’s “Optimum West” brand name, Bresnan operates cable systems in Colorado, Montana, Wyoming and Utah.

Pursuant to the Purchase Agreement, Charter will acquire all of the limited liability company membership interests of Bresnan Cable that are held by BBHI for a cash purchase price of $1.625 billion, subject to a working capital adjustment, a reduction for certain funded indebtedness of Bresnan Cable and payment to CSC Holdings of any post-closing refunds of certain Montana property taxes paid under protest by Bresnan prior to the closing. The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including the expiration or early termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of FCC approvals, franchise approvals covering not less than 80% of Bresnan’s Video Customers as of the date of the Purchase Agreement and certain state telecommunication authorizations (collectively, the “Regulatory Approvals”).

Subject to certain conditions, the Purchase Agreement can be terminated by either CSC Holdings or Charter if the closing shall not have occurred by August 7, 2013, provided that if the conditions relating to any of the Regulatory Approvals have not been satisfied by such date, either party can extend that date to November 7, 2013. Charter’s obligations under the Purchase Agreement are not subject to any financing conditions.

The closing of the transactions contemplated by the Purchase Agreement is expected to occur during the third quarter of 2013. However, there can be no assurances that the conditions to closing set forth in the Purchase Agreement will be satisfied or waived or that the closing will occur at all.

The Purchase Agreement does not provide any post-closing recourse against CSC Holdings.

The Purchase Agreement will be filed as an Exhibit to Cablevision’s and CSC Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
(Registrant)

By:	/s/ Gregg G. Seibert
	Name:	Gregg G. Seibert
	Title:	Executive Vice President and Chief Financial Officer

Dated: February 11, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, LLC
(Registrant)

By:	/s/ Gregg G. Seibert
Name:	Gregg G. Seibert
Title:	Executive Vice President and Chief Financial Officer

Dated: February 11, 2013